UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     May 25, 2004

ADVANCED MATERIALS GROUP, INC.

(Exact name of registrant as specified in its Charter)

Nevada	0-16401	33-0215295
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20211 S. Susana Road, Rancho Dominguez, California	90221
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (310) 537-5444

Not Applicable

(Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On May 25, 2004, Advanced Materials Group, Inc. and subsidiaries (“ADMG”) notified BDO Seidman, LLP (“BDO”), the independent accounting firm that was engaged as ADMG’s public accountant to audit ADMG’s consolidated financial statements, that it intended to engage new independent public accountants and dismissed BDO as ADMG’s independent accountants.

The audit reports of BDO on the consolidated financial statements of ADMG as of and for the fiscal years ended November 30, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO’s report dated February 25, 2004, except for the third paragraph of Note 6 which is as of March 1, 2004 and Note 8 which is as of April 17, 2004, on the consolidated financial statements of ADMG as of and for the fiscal years ended November 30, 2003 and 2002 contained an uncertainty paragraph stating:

                “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has sustained significant operating losses in 2003, 2002 and 2001, has had a significant decline in sales, and has working capital and stockholders’ deficits as of November 30, 2003. The Company is also in technical default under the compliance provisions of its line of credit and term loan. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.”

ADMG’s decision to change independent public accountants was approved by ADMG’s audit committee and board of directors. In connection with the audits of the two most recent fiscal years ended November 30, 2003 and 2002, and through May 25, 2004, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with their reports on ADMG’s consolidated financial statements for such periods. For the fiscal years ended November 30, 2003 and 2002 and through May 25, 2004, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

On May 26, 2004, ADMG provided BDO with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. ADMG requested that BDO furnish ADMG with a letter addressed to the Securities and Exchange Commission stating whether BDO agrees with the statements being made by ADMG in response to Item 304(a) and, if not, stating the respects in which it does not agree. A copy of BDO’s letter is attached as Exhibit 16 to this Form 8-K.

On May 25, 2004, ADMG engaged Whitley Penn (“WP”) as its new independent public accountants. During the fiscal years ended November 30, 2003 and 2002 and through May 24, 2004, ADMG has not consulted with WP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on ADMG’s consolidated financial statements or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

ADMG’s corporate headquarters location will soon be 11420 Mathis Avenue, Dallas, Texas 75234. The move of accounting and corporate functions is planned to take place in the month of June. ADMG will be occupying a portion of the building it has under lease there, and has leased the unused portion of its Dallas facility to Foamex International, Inc., one of its largest suppliers. This event is expected to result in the reclamation of the reserve that had been previously charged against earnings in an amount approximating $126,000.

In addition, William G. Mortensen, 38, was hired to become ADMG’s Chief Financial Officer and Controller on June 1, 2004. Mr. Mortensen was employed by Cingular Wireless LLC as Associate Director in Finance and before the Cingular joint venture he was with SBC, Inc. as a manager of SBC Services supporting the SBC Wireless division since 1999. Before joining SBC, Inc. Mr. Mortensen worked for Frito-Lay, Inc. as a manager of finance and over eight years with EDS, Inc. holding various financial positions. Mr. Mortensen holds a Bachelors of Business Administration degree from Abilene Christian University and has experience in telecommunications, high-tech and manufacturing industries.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits.

16 Letter dated June 4, 2004 from BDO Seidman, LLP regarding change in certifying accountant

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 4, 2004	ADVANCED MATERIALS GROUP, INC.

		By:	/s/ Robert E. Delk
Robert E. Delk
Chief Executive Officer

INDEX TO EXHIBITS

FILED WITH THIS REPORT ON FORM 8-K

Exhibit No.	Description

16	Letter dated June 4, 2004 from BDO Seidman, LLP regarding change in certifying accountant